May 14, 2010

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

U.S. Securities and Exchange Commission
Washington, DC 20549

Ladies and Gentlemen:

We hereby consent to the incorporation and use in this Annual Report (Form 10-K ) of PrismOne Group, Inc of our audit report, dated May 13, 2010, relating to the accompanying audited financial statements (and related statements included there in) as of December 31, 2009 which appears in the Annual Report.

De Joya Griffith & Company, LLC

/s/ De Joya Griffith & Company, LLC
Henderson, NV
May 14, 2010